UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2017

FFBW, INC.

(Exact Name of Registrant as Specified in Charter)

Federal	333-218736	Applied For
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

1360 South Moorland Road, Brookfield, Wisconsin	53005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:         (262) 542-4448

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On August 14, 2017, FFBW, Inc., a federal corporation in formation (the “Company”), First Federal Bank of Wisconsin and FFBW, MHC, a federal mutual holding company in formation (the “MHC”) entered into an Agency Agreement with FIG Partners, LLC (“FIG”), which will assist in the marketing of the Company’s common stock during its stock offering.

For its services in the subscription and community offerings, FIG will receive (i) a non-refundable management fee of $25,000 and (ii) a success fee of $315,000 for the shares of common stock sold in the stock offering. The $25,000 management fee will be credited against the success fee.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-218736) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated August 14, 2017.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1.1	Agency Agreement dated August 14, 2017, by and among the Company, First Federal Bank of Wisconsin, the MHC and FIG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FFBW, INC.

DATE: August 15, 2017	By:	/s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer